Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We have issued our Independent Auditor’s Report dated March 23, 2015 on the consolidated financial statements of CLS Corporate Language Services Holding AG as of December 31, 2014 and for the year then ended, included in the Current Report of Lionbridge Technologies, Inc. on Form 8-K/A dated March 23, 2015. We hereby consent to the incorporation by reference in the Registration Statements of Lionbridge Technologies, Inc. on Form S-8 (Nos. 333-174241, 333-159391, 333-129836, 333-115942, 333-188546).

/s/ Ernst & Young Ltd
Zurich, Switzerland
March 23, 2015